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                                                                  Execution Copy
                                                                  --------------

                                                                     Exhibit 4.4

                                    AMENDMENT
                                    ---------

          Amendment (the "Amendment"), effective as of September 17, 1999, among U.S.I. HOLDINGS CORPORATION (together with its successors and assigns, the "Company"), a Delaware corporation, and each of the warrantholders of the Company set forth on the signature pages hereto (collectively, the "Warrantholders").

          A. The Warrantholders hold warrants (the "Warrants") exercisable for 1,850,000 shares, in the aggregate, of Common Stock, $.01 par value, of the Company. The Warrantholders and the Company are parties to (i) a Warrant Agreement, dated as of March 12, 1996 (the "Warrant Agreement") and (ii) a Warrantholders' Agreement, dated as of March 12, 1996 (as amended by Amendment No. 1 dated as of July 9, 1998, the "Warrantholders' Agreement").

          B. Pursuant to Subscription Agreements, dated as of September 17, 1999 (the "Subscription Agreements") between the Company and the respective Purchasers party thereto, such Purchasers have agreed to purchase $125,000,040, in the aggregate, of Series W Preferred Stock of the Company and warrants to purchase shares of Series W Preferred Stock of the Company. On the date hereof, the Company and the shareholders of the Company are entering into a Shareholders' and Warrantholders' Agreement (the "Shareholders' Agreement") setting forth certain agreements with respect to, among other things, the voting, transfer and registration under the Securities Act of 1933, as amended, of the Company's securities. The consummation of the transactions contemplated by the Subscription Agreements is conditioned on the Warrantholders entering into this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Amendment hereby agree as follows:

          SECTION 1. Amendments to Warrantholders' Agreement. The
                     ---------------------------------------
Warrantholders' Agreement is amended as follows:

               (a) Section 2 of the Warrantholders' Agreement is deleted in its entirety.

               (b) Section 3 of the Warrantholders' Agreement is deleted in its entirety.

               (c) Section 4 of the Warrantholders' Agreement is deleted in its entirety.

               (d) Section 6 of the Warrantholders' Agreement is deleted in its entirety.

               (e) Sections 9.1 and 9.2 of the Warrantholders' Agreement are deleted in their entirety.

               (f) Section 10.1 is amended by:

                    (i) Replacing the definition of "Affiliate" with the following:

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          "Affiliate - has the meaning given to such term in the Shareholders'
          Agreement."

                    (ii) Replacing the definition of "Capital Stock" with the following: "Capital Stock - has the meaning given to such term in the Shareholders' Agreement."

                    (iii) Replacing the definition of "Non-Management Investor" with the following: "Non-Management Investor - has the meaning given to such term in the Shareholders' Agreement."

                    (iv) Replacing the definition of "Public Offering" with the following: "Public Offering - has the meaning given to such term in the Shareholders' Agreement."

                    (v) Replacing the definition of "Shareholders' Agreement" with the following: "Shareholders' Agreement - means the Shareholders' and Warrantholders' Agreement, dated as of September 17, 1999, among the Company and the securityholders of the Company party thereto, as the same may be amended from time to time in accordance with its terms."

                    (vi) Deleting clause (c) from the definition of "Warrant Shares."

                    (vii) Deleting the definitions of "Incidental Registration," "Initial Public Offering Date," "Initiating Holders," "Registrable Securities," "Registration," "Required Registration," "Requisite Holders," and "Transfer" therefrom.

          SECTION 2. Amendments to Warrant Agreement. The Warrant Agreement is
                     -------------------------------
amended as follows:

               (a) Section 1.5(a) of the Warrant Agreement is amended by deleting the words "Warrantholders' Agreement" in the second line thereof and replacing the same with "Shareholders' Agreement."

               (b) Section 3.5 of the Warrant Agreement is amended by deleting the words "Warrantholders' Agreement" in the first line thereof and replacing the same with "Shareholders' Agreement."


               (c) The following definition is added (in alphabetical order) to
          Section 5.1:

               "Shareholders' Agreement - means the Shareholders' and Warrantholders' Agreement, dated as of September 17, 1999, among the Company and the securityholders of the Company party thereto, as the same may be amended from time to time in accordance with its terms."

                                       2

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               (d) Section 5.1 is amended by replacing the definition of
          "Affiliate" with the following: "Affiliate - has the meaning given to such term in the Shareholders' Agreement."

               (e) Section 6.3 is deleted in its entirety and replaced by the following provision:

               "6.3 Warrants Subject to Shareholders' Agreement. The holders of the Warrants and the Company are subject in all respects to the terms of the Shareholders' Agreement. Each holder of Warrants (and each subsequent holder of Warrants, by its acceptance of a Warrant) agrees to be bound by all of the terms and provisions of the Shareholders' Agreement to the extent applicable. Each holder of Warrants who signs the Shareholders' Agreement or a Joinder Agreement (as defined in the Shareholders' Agreement) after the date hereof shall be deemed to be an Investor (as defined in the Shareholders' Agreement) and shall be entitled to all rights and privileges of an Investor as if such holder had been an original signatory to the Shareholders' Agreement."

               (e) Section 6.4 is deleted in its entirety and replaced by the following provision:

               "6.4 No Rights or Liabilities as a Stockholder. Nothing contained in this Agreement shall be construed as conferring upon the holder of any Warrant any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company, in each case, except for rights and obligations under the Shareholders' Agreement."

               (f) Section 6.7 is deleted in its entirety and replaced by the following provision:

               "6.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that
                                                       --------  -------
          no assignment of rights under this Agreement will be valid unless made in connection with a contemporaneous Transfer of Warrants which is not prohibited by the Shareholders' Agreement; and provided, further, that
                                                         --------  -------
          upon any such assignment, the assignee shall execute and deliver a Joinder Agreement unless the Shareholders' Agreement expressly does not require the assignee to do so. The Company may not assign or otherwise transfer any of its rights or obligations under this Agreement. All Investors party from time to time to the Shareholders' Agreement (including pursuant to a Joinder Agreement) are explicitly intended to be third party beneficiaries of this Agreement."

          SECTION 3. Conflicts: Effectiveness. In the event of any conflict
                     ---------  -------------
between

                                       3

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the Warrant Agreement or the Warrantholders' Agreement (each, as amended by this
Amendment) and the Shareholders' Agreement, the Shareholders' Agreement shall control to the extent of such conflict. A signature to this Amendment will be deemed to be a signature to the Shareholders' Agreement, and each Warrantholder will be deemed to be a "Non-Management Investor" for all purposes thereunder. This Amendment shall be effective upon the closing of the transactions contemplated by the Subscription Agreements, and shall remain in effect from and after the date such closing occurs. Except as expressly set forth above, the terms and conditions of the Warrant Agreement and the Warrantholders' Agreement shall remain in full force and effect and are hereby ratified and confirmed.

          SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND
                     -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          SECTION 5. Counterparts. This Amendment may be signed in any number of
                     ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            (Signature pages follow.)

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       U.S.I. HOLDINGS CORPORATION


                                       By: /s/ Michael Leonard
                                          --------------------------------------
                                           Name:
                                           Title:

                                       U.S.I. Holdings Corporation
                                       50 California Street, 24th Floor
                                       San Francisco, CA 94111-4796
                                       Attn: General Counsel
                                       Telephone:  (415) 263-2105
                                       Telecopier: (415) 983-0101

     The Non-Management Investors (as such term is defined in the Warrantholders' Agreement without giving effect to this Amendment) hereby consent to all of the amendments and modifications to the Warrantholders' Agreement described in this Amendment.

     IN WITNESS WHEREOF, the Non-Management Investors have caused this Amendment to be duly executed as of the day and year first above written.

                                       SARATOGA PARTNERS III, L.P.


                                       By: /s/ Illegible
                                          --------------------------------------
                                       Name: Illegible
                                       Title: Member Saratoga Associates III LLC


                                       SARATOGA PARTNERS III, C.V.
                                       By: Selinus Corporation III N.V.
                                                  its General Partner


                                       By: /s/ Illegible
                                          --------------------------------------
                                       Name: Curacao Corporation Company N.V.
                                       Title: Managing Director
                                              August 27,1999.


                                       CONNING INSURANCE CAPITAL LIMITED
                                       PARTNERSHIP III


                                       By: /s/ Stephen L. Christiansen
                                          --------------------------------------
                                       Name:  STEPHEN L. CHRISTIANSEN
                                       Title: PARTNER PRIVATE EQUITY


                                       CONNING INSURANCE CAPITAL
                                       INTERNATIONAL III, L.P.


                                       By: /s/ Stephen L. Christiansen
                                          --------------------------------------
                                       Name:  STEPHEN L. CHRISTIANSEN
                                       Title: PARTNER PRIVATE EQUITY

                                       INDOSUEZ USI PARTNERS
                                       By: INDOSUEZ CM II,INC.
                                           MANAGING GENERAL PARTNER


                                       By:/s/ MICHAEL F. WALSH
                                          --------------------------------------
                                       Name: MICHAEL F. WALSH
                                       Title: VICE PRESIDENT


                                       NORWEST EQUITY CAPITAL, LLC

                                       By: Itasca NEC, LLC
                                           Its Managing Member


                                       By: /s/ Stephen R. Sefton
                                          --------------------------------------
                                       Name:  STEPHEN R. SEFTON
                                       Title: MEMBER


                                       WLD TRUST


                                       By: /s/ Illegible
                                          --------------------------------------
                                       Name:  ILLEGIBLE
                                       Title: TRUSTEE

                                                /s/ BERNARD H. MIZEL
                                       -----------------------------------------
                                                 Bernard Mizel

                                                /s/ JOHN ADDEO
                                       -----------------------------------------
                                                   John Addeo